Exhibit (g)(1)(b)

FORWARD FUNDS AMENDED APPENDIX A

AS OF MAY 1, 2016

By this Amended Appendix A to the Global Custodial Services Agreement, dated October 24, 2012

(as may be amended from time to time) the Parties hereby agree and acknowledge the Appendix A is amended and replaced in its entirety by this Appendix A as of this date.

Salient Adaptive Balanced Fund

Salient Adaptive Income Fund

Salient Adaptive US Equity Fund

Salient Commodity Long/Short Strategy Fund

Salient EM Corporate Debt Fund

Salient EM Dividend Signal Fund

Salient EM Infrastructure Fund

Salient Frontier Strategy Fund

Salient High Yield Fund

Salient International Dividend Signal Fund

Salient International Real Estate Fund

Salient International Small Cap Fund

Salient Investment Grade Fund

Salient Real Estate Fund

Salient Select Income Fund

Salient Select Opportunity Fund

Salient Tactical Growth Fund

Salient Tactical Muni Strategy Fund

Salient Tactical Real Estate Fund

Salient US Dividend Signal Fund

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